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EXHIBIT 99.1

NATIONAL QUALITY CARE DEVELOPS WEARABLE DEVICE FOR TREATMENT OF CONGESTIVE HEART FAILURE

TUESDAY APRIL 26, 10:47 AM ET

Beverly Hills, California, April 25, 2005: National Quality Care, Inc. (other
OTC: NQCI.PK - News) announced that it has developed a Wearable Ultrafiltration Device to remove excess fluid from patients with Congestive Heart Failure (CHF). The device can be worn as a belt and operated with batteries. Because the device is intended to work 24 hours a day, 7 days a week, it would keep CHF patients free of fluid overload, a major cause of hospitalizations and death for these patients. This would result in significant improvements in patients' quality of life and longevity while significantly reducing the enormous costs of treating this ever-growing CHF population. The Wearable Ultrafiltration Device was invented by Victor Gura, M.D., the President of the Company, in September 2001.

For the more than 5 million Americans suffering from CHF, the heart fails to pump adequate amounts of blood to maintain normal function of the body. Usually the heart has been weakened over time by an underlying problem, such as clogged arteries, high blood pressure, a defect in its muscular walls or valves, or some other medical condition. As a result, the body retains salt and water, which accumulate in the lungs, legs and other areas of the body. As the disease progresses, the accumulation of excess water in the lungs impairs the person's ability to breathe and function normally. Most of the complications of CHF are caused by retention of this excess salt and water.

Fluid overload due to CHF is a major cause of multiple hospitalizations, disability and death. The efficient removal of excess salt and water from the body is paramount in improving these patients' conditions and saving their lives. Patients with CHF are currently treated with numerous drugs, as well as devices such as pacemakers, implantable defibrillators, and artificial hearts.

Dr. Gura commented, "This is the second device that we have been able to build as a result of our proprietary wearable extracorporeal circuit. The first device, the Wearable Artificial Kidney, was the subject of a Notice of Allowance from the U.S. Patent and Trademark Office for a patent application covering its design, and we believe that, by providing dialysis 168 hours a week instead of the typical 12 hours a week today, would improve the quality of life and reduce the mortality of End-Stage Renal Disease patients. We hope that the Wearable Ultrafiltration Device will be a significant contribution to reduce the mortality and increase the quality of life of patients with CHF. We expect to test this device in human subjects suffering from CHF in the next few months. We believe that the Wearable Ultrafiltration Device that provides fluid removal 168 hours a week would improve the quality of life and reduce the mortality of CHF patients. "

The Wearable Ultrafiltration Device was successfully tested on animals in the Company's research laboratory facility at Cedars Sinai Hospital in Los Angeles, California. Victor Gura, M.D., CEO and President of the Company, will present the results of the animal tests at the 12th World Congress on Heart Disease presented by the International Academy of Cardiology in July 2005 in Vancouver, BC. Canada


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SOME PARAGRAPHS OF THIS PRESS RELEASE, PARTICULARLY THOSE DESCRIBING THE
COMPANY'S STRATEGIES, OPERATING EXPENSE REDUCTIONS AND BUSINESS PLANS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED AND SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHILE THE COMPANY IS WORKING TO ACHIEVE THOSE GOALS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING DIFFICULTIES IN MARKETING ITS PRODUCTS AND SERVICES, NEED FOR CAPITAL, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON THE BUSINESS PLANS OF THE COMPANY, ITS REPUTATION IN THE INDUSTRY OR ITS EXPECTED FINANCIAL RETURN FROM OPERATIONS. FACTORS SUCH AS THESE COULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF SIGNIFICANT UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY AND ITS SUBSIDIARIES THAT IT WILL BE ACHIEVED.

Contact:

         National Quality Care, Inc.
         Victor Gura, CEO
         310-550-6242